Exhibit 99.2

RISK FACTORS

Risks Related to Our Business

The success of our business model depends on our ability to access to the credit markets to finance our investments. Failure to access credit markets on reasonable terms, or at all, could adversely affect our profitability and may, in turn, negatively affect the market price of shares of our common stock.

We depend heavily upon the availability of adequate funding for our investment activities. Our access to financing depends upon a number of factors, over which we have little or no control, including:

•	general market and economic conditions;

•	the actual or perceived financial condition of credit market participants including banks, broker-dealers, hedge funds, and money-market funds, among others;

•	the impact of governmental policies and/or regulations on institutions with respect to activities in the credit markets;

•	market perception of quality and liquidity of the type of assets in which we invest; and

•	market perception of our financial strength, our growth potential and the quality of assets specific to our portfolio.

The credit markets in 2008 and 2009 experienced extreme volatility, resulting in diminished financing capacity for mortgage securities. This period of volatility demonstrated that general market conditions and the perceived effect on market participants can severely restrict the flow of capital to the credit markets. Many participants in the credit markets were negatively impacted (such as Bear Stearns and Lehman Brothers) resulting in a meaningful reduction in the amount of liquidity available for participants. These events led to adverse impacts on the values of fixed income securities. If such an event were to occur again, lenders may be unwilling or unable to provide financing for our investments or may be willing to provide financing only at much higher rates. This may impact our profitability by increasing our borrowing costs or by forcing us to sell assets.

We invest in securities where the timely receipt of principal and interest is guaranteed by Fannie Mae and Freddie Mac. Both Fannie Mae and Freddie Mac are currently under federal conservatorship and the U.S. Treasury has committed to purchasing preferred stock from each of these entities in order to ensure their adequate capitalization. The conservatorship of Fannie Mae and Freddie Mac, their reliance upon the U.S. government for solvency, and related efforts that may significantly affect Fannie Mae and Freddie Mac and their relationship with the U.S. government, may adversely affect our business, operations and financial condition.

Due to increased market concerns about Fannie Mae and Freddie Mac’s ability, without the direct support of the U.S. government, to withstand future credit losses associated with securities held in their investment portfolios or with respect to which they provide guarantees, Congress passed the Housing and Economic Recovery Act of 2008, or the HERA. Among other things, the HERA established the Federal Housing Finance Agency, or FHFA, which has broad regulatory powers over Fannie Mae and Freddie Mac. On September 6, 2008, the FHFA placed Fannie Mae and Freddie Mac into conservatorship and, together with the Treasury, established a program designed to boost investor confidence in Fannie Mae’s and Freddie Mac’s debt and Agency MBS. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs their operations and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of their shareholders, directors and officers and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, the Treasury and Fannie Mae and Freddie Mac have entered into Preferred Stock Purchase Agreements (“PSPAs”) pursuant to which the Treasury has ensured that each of Fannie Mae and Freddie Mac maintains a positive net worth. On December 24, 2009, the Treasury amended the terms of the PSPAs to remove the $200 billion per institution limit established under the PSPAs until the end of 2012. The Treasury also amended the PSPAs with respect to the requirements for Fannie Mae and Freddie Mac to reduce their portfolios.

In addition, in 2008 the Federal Reserve established a program to purchase $100 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Bank and $500 billion in Agency MBS. The Federal Reserve stated that its actions were intended to reduce the cost and increase the availability of credit for the purchase of houses, and were meant to support housing markets and foster improved conditions in financial markets more generally. While the Federal Reserve terminated this program in 2010, the FHFA reported that through January 2010, the Federal Reserve had purchased $1.03 trillion net of Agency MBS.

The problems faced by Fannie Mae and Freddie Mac resulting in their placement into federal conservatorship and receipt of significant U.S. government support have sparked debate among some federal policy makers regarding the continued role of the U.S. government in providing liquidity for mortgage loans and Agency MBS. With Fannie Mae’s and Freddie Mac’s future under debate, the nature of their guarantee obligations could be considerably limited relative to historical measurements. Any changes to the nature of their guarantee obligations could redefine what constitutes an Agency MBS and could have broad adverse implications for the market and our business, operations and financial condition. If Fannie Mae or Freddie Mac are eliminated, or their structures change radically (i.e., limitation or removal of the guarantee obligation), we may be unable to acquire additional Agency MBS. A reduction in the supply of Agency MBS could negatively affect the pricing of these securities by reducing the spread between the interest we earn on our portfolio of Agency MBS and our cost of financing that portfolio.

Although the Treasury has committed capital to Fannie Mae and Freddie Mac through 2012, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. Furthermore, the current credit support provided by the Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from Agency MBS, and tightening the spread between the interest we earn on our Agency MBS and the cost of financing those assets.

In addition, our existing Agency MBS could be materially and adversely impacted. We rely on our Agency MBS as collateral for our financings under our repurchase agreements. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on acceptable terms or at all, or to maintain our compliance with the terms of any financing transactions.

Future policies that change the relationship between Fannie Mae and Freddie Mac and the U.S. government, including those that result in their winding down, nationalization, privatization, or elimination, may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such policies could increase the risk of loss on investments in Agency MBS guaranteed by Fannie Mae and/or Freddie Mac. It also is possible that such policies could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our business, operations and financial condition.

The potential limitation or wind-down of the role Fannie Mae and Freddie Mac play in the MBS market may adversely affect our business, operations and financial condition.

On February 11, 2011, the Treasury issued a White Paper titled “Reforming America’s Housing Finance Market” (or the White Paper) that lays out, among other things, proposals to limit or potentially wind down the role that Fannie Mae and Freddie Mac play in the mortgage market. Any such proposals, if enacted, may have broad adverse implications for the MBS market and our business, operations and financial condition. We expect such proposals to be the subject of significant discussion and it is not yet possible to determine whether such proposals will be enacted and, if so, when, what form any final legislation or policies might take or how proposals, legislation or policies emanating from the White Paper may impact the MBS market and our business, operations and financial condition. We are evaluating, and will continue to evaluate, the potential impact of the proposals set forth in the White Paper on our business and our financial position and results of operations.

The Treasury and the Federal Reserve Bank of New York own substantial amounts of fixed-rate Agency MBS as a result of their efforts to stabilize the financial system and the housing market after the credit crisis of 2008. As of February 16, 2011, the Federal Reserve Bank of New York owns $958 billion in Agency MBS. If the Treasury or Federal Reserve Bank of New York were to sell these assets into the market in material amounts, the prices of all Agency MBS could be materially impacted.

In an effort to support the U.S. housing market, the Treasury and Federal Reserve have become substantial buyers of fixed-rate Agency MBS, primarily 15 and 30 year Agency RMBS. The ultimate disposition of these Agency MBS by the Treasury and the Federal Reserve is not yet known, but if either of these entities began to sell Agency MBS in material amounts, price volatility in all Agency MBS could occur. In such a case, it is likely that prices could decline which would cause our shareholders’ equity to decline and could result in margin calls by our lenders for Agency MBS that are pledged as collateral for repurchase agreements. If declines in prices are substantial, this could force us to sell assets at a loss or at an otherwise inopportune time in order to meet margin calls or repay lenders.

Mortgage loan modification programs and future legislative action may adversely affect the value of and the return on the single-family loans and securities in which we invest.

The U.S. government, through the Federal Reserve, the Federal Housing Administration (or the FHA) and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program (or HAMP), which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program (or H4H Program), which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125 percent without new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or to extend the payment terms of the loans. Loan modifications such as these could result in our ultimately receiving less than we are contractually due in the case of our securitized single-family mortgage loans and could cause the fair value of our non-Agency RMBS to decline. Additionally, a significant number of loan modifications with respect to a given security, including, but not limited to, those related to principal forgiveness and coupon reduction, could negatively impact the realized yields and cash flows on our non-Agency RMBS. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, our securitized single-family mortgage loans and non-Agency RMBS.

Changes in prepayment rates on the mortgage loans underlying our investments may adversely affect our profitability and subject us to reinvestment risk.

Our investments subject us to prepayment risk to the extent that we own these investments at premiums to their par value. In the case of Agency RMBS, we own these assets at a weighted average premium to par of 5.1% and in the case of Agency CMBS, we own these securities at a weighted average premium to par of 9.8%. Prepayments by borrowers of principal on the loans underlying our investments impact the amortization of premiums under the effective yield method of accounting in accordance with generally accepted accounting principles in the United States (GAAP). Under the effective yield method of accounting, we recognize yields on our assets based on assumptions regarding future cash flows. Variations in actual cash flows from those assumed as a result of prepayments and subsequent changes in future cash flow expectations will cause adjustments in yields on assets which could contribute to volatility in our future results. For example, if we experience actual prepayments in excess of forecasts or increase our expectations of future prepayment activity, we will amortize premiums on investments on an accelerated basis which may adversely affect our profitability. We use a third-party prepayment modeling service to help us estimate future prepayments on our investments.

Prepayments occur on both a voluntary or involuntary basis. Voluntary prepayments tend to increase when interest rates are declining or, in the case of hybrid ARMs or ARMs, based on the shape of the yield curve as discussed further below. However, the actual level of prepayments will be impacted by economic and market conditions, including loan-to-value and income documentation requirements. Involuntary prepayments tend to increase when the yield curve is steep, evidencing economic stress and increasing delinquencies on the underlying loans. Involuntary prepayments occur for all of our investment types, including Agency RMBS and CMBS and non-Agency RMBS and CMBS.

If we receive increased prepayments of our principal in a declining interest rate environment, we may earn a lower return on our new investments as compared to the MBS that prepay given the declining interest rate environment. If we reinvest our capital in lower yielding investments, we will likely have lower net interest income and reduced profitability unless the cost of financing these investments declines faster than the rate at which we may reinvest.

Fannie Mae and Freddie Mac are actively purchasing delinquent single-family mortgage loans from Agency MBS pools which may impact the prepayments on our Agency MBS.

Under current policies, Fannie Mae and Freddie Mac are obligated to buy out seriously delinquent loans from an Agency MBS pool if the loan has been seriously delinquent for 24 months, if the loan has been permanently modified, or if a foreclosure or short sale has occurred on the property. Otherwise, Fannie Mae and Freddie Mac have the right, but not the obligation, to buy out delinquent loans in Agency MBS pools before the 24 month period. Fannie Mae and Freddie Mac have an obligation to advance principal and interest on delinquent loans to the holders of the Agency RMBS if such loans have not been bought out of the Agency RMBS pool. In the past, despite the requirement to continue to advance principal and interest, Fannie Mae and Freddie Mac have not exercised their right to actively buy out delinquent loans from Agency MBS pools because such buy-outs required an immediate write-down in the balance of the loans in their GAAP financial statements (and therefore a capital charge). However, beginning in 2010, in response to changes in GAAP, Fannie Mae and Freddie Mac began purchasing loans that are currently past due 120 days or more from Agency RMBS pools. These delinquent loan buy-outs have caused accelerated amortization of premiums on our Agency RMBS and may continue to do so in the future. Further, Fannie Mae or Freddie Mac could change their delinquent loan purchase activity in the future which could impact prepayments on our Agency RMBS.

The Treasury and Congress continue to seek ways to support the U.S. housing market, including seeking ways to make it easier to refinance delinquent single-family mortgage loans and loans where the borrower may have negative equity. Since we own our Agency RMBS at premiums to their par balance, if such an event were to occur, we could incur substantial losses on our Agency RMBS.

Though no actions have been taken to date, the Treasury and U.S. Congress continue to explore ways to further support the U.S. housing market including a mass refinance of loans which are included in securities guaranteed by Fannie Mae and Freddie Mac. Many of our Agency RMBS which we own at premiums to their par balance are collateralized by mortgage loans whose coupons exceed current market interest rates. Despite being economically incented to, the borrowers have not refinanced their loans most likely because they have limited or negative equity in their homes or they have impaired credit (e.g., their current FICO score would not qualify for a new loan or they are unemployed). If the Treasury or U.S. Congress were successful in creating a program where these borrowers could refinance their loans, it is likely that many of these borrowers would do so resulting in the prepayment of the loans. In such an event, we would incur losses on those Agency RMBS that we own at a premium (equal to the excess of the premium paid on the RMBS versus its principal balance) and could experience significant volatility in Agency RMBS fair values. Such volatility could lead to margin calls from our repurchase agreement lenders and could force us to sell these securities at a loss.

A flat or inverted yield curve may adversely affect prepayment rates and supply of hybrid ARMs and ARMs.

When the differential between short-term and long-term benchmark interest rates narrows, the yield curve is said to be “flattening.” When short-term interest rates increase and exceed long-term interest rates, the yield curve is said to be “inverted”. When this flattening or inversion occurs, borrowers have an incentive to refinance into fixed-rate mortgages, or hybrid ARMs with longer initial fixed-rate periods, which could cause our investments to experience faster levels of prepayments than expected. As noted above, increases in prepayments on our investments would cause our premium amortization to accelerate, lowering the yield on such assets and decreasing our net interest income. In addition, a decrease in the supply of hybrid ARMs and ARMs will decrease the supply of securities collateralized by these types of loans, which could force us to change our investment strategy.

A decrease or lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets.

We invest in securities that are not publicly traded in liquid markets. Though Agency MBS are generally deemed to be a very liquid security, turbulent market conditions in the past have at times significantly and negatively impacted the liquidity of these assets. This has resulted in periods of reduced pricing for the Agency MBS from our repurchase agreement lenders. In some extreme cases, financing might not be available for certain Agency MBS. Generally our lenders will value Agency MBS based on liquidation value in periods of significant market volatility.

With respect to non-Agency securities, such securities typically experience greater price volatility than Agency MBS as there is no guaranty of payment by Fannie Mae and Freddie Mac, and they generally can be more difficult to value. In addition, third-party pricing for non-Agency securities and CMBS may be more subjective than for Agency MBS. As such, non-Agency securities and CMBS are typically less liquid than Agency MBS and are subject to a greater risk of repurchase agreement financing not being available, market value reductions, and/or lower advance rates and higher costs from lenders.

The illiquidity of our investment securities may make it difficult for us to sell any such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded certain of our investment securities. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Repurchase agreements are uncommitted financings and changes to the availability and terms of such financing may adversely affect our profitability and result in losses and/or reduced cash available for distribution to our shareholders.

Repurchase agreements are uncommitted financings from lenders with an average term of ninety days or less. We use repurchase agreements to finance a substantial portion of our investment portfolio and our earnings are heavily influenced by the cost of our repurchase agreements. Since we rely heavily on borrowings under repurchase agreements to finance certain of our investments, our ability to achieve our investment and profitability objectives depends on our ability to borrow in sufficient amounts and on favorable terms and to renew or replace maturing borrowings on a continuous basis. Our ability to access repurchase agreement financing could be impacted in times of market stress or if we or our lenders suffer financial stress or if the liquidity of securities pledged as collateral is reduced in any meaningful way. If we are not able to renew or replace maturing borrowings, we could be forced to sell some of our assets, potentially under adverse circumstances, which would adversely affect our profitability. In addition if the terms on which we borrow change in a meaningful way, our profitability may be impacted which could reduce distributions to our shareholders.

In addition, if repurchase agreement financing were not available or if it were not available on reasonable terms, we could implement a strategy of reducing our leverage by selling assets or not replacing MBS as they amortize and/or prepay, thereby decreasing the outstanding amount of our related borrowings. Such an action would likely reduce interest income, interest expense and net income, the extent of which would depend on the level of reduction in assets and liabilities as well as the sale prices for which the assets were sold.

Adverse developments involving major financial institutions or one of our lenders could also result in a rapid reduction in our ability to borrow and adversely affect our business and profitability.

Recent turmoil in the financial markets relating to major financial institutions has raised concerns that a material adverse development involving one or more major financial institutions could result in our lenders reducing our access to funds available under our repurchase agreements. Such a disruption could cause our lenders to reduce or terminate our access to future borrowings. In such a scenario, we may be forced to sell investments under adverse market conditions. We may also be unable to purchase additional investments without access to additional financing. Either of these events could adversely affect our business and profitability.

If a lender to us in a repurchase transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if we default on our obligations under a repurchase agreement, we will incur losses.

Repurchase agreement transactions are legally structured as the sale of a security to a lender in return for cash from the lender. These transactions are accounted for as financing agreements because the lenders are obligated to resell the same securities back to us at the end of the transaction term. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities, if the lender defaults on its obligation to resell the same securities back to us, we would incur a loss on the transaction equal to the difference between the value of the securities sold and the amount borrowed from the lender. Further, if we default on one of our obligations under a repurchase agreement, the lender can terminate the transaction, sell the underlying collateral and cease entering into any other repurchase transactions with us. Any losses we incur on our repurchase transactions could adversely affect our earnings and reduce our ability to pay dividends to our shareholders.

A decline in the market value of our assets may cause our book value to decline and may result in margin calls that may force us to sell assets under adverse market conditions.

The market value of our assets is generally determined by the marketplace on a spread to the Treasury and or LIBOR swap interest rate curves and generally will move inversely to changes in interest rates (i.e., as Treasury and/or LIBOR rates increase, the value of our investments will decrease). The movement of the Treasury and LIBOR swap curves can result from a variety of factors, including but not limited to factors such as Federal Reserve policy, market inflation expectations, and market perceptions of risk. In particular, in periods of high volatility, spreads on our investments to the respective interest rate curve may increase which would have the same consequence for the value of our assets as if the underlying interest rate curve had increased. As most of our investments are considered available for sale under GAAP and are therefore carried at fair value in our financial statements, the decline in value would cause our shareholders’ equity to correspondingly decline.

In addition, since we utilize recourse collateralized financing such as repurchase agreements, a decline in the market value of our investments may limit our ability to borrow against these assets or result in our lenders initiating margin calls and requiring a pledge of additional collateral or cash. Posting additional collateral or cash to support our borrowings would reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. As a result, we could be forced to sell some of our assets in order to maintain liquidity. Forced sales typically result in lower sales prices than do market sales made in the normal course of business. If our investments were liquidated at prices below the amortized cost basis of such investments, we would incur losses, which could result in a rapid deterioration of our financial condition.

Our ownership of securitized mortgage loans subjects us to credit risk and, although we provide for an allowance for loan losses on these loans as required under GAAP, the loss reserves are based on estimates. As a result, actual losses incurred may be larger than our reserves, requiring us to provide additional reserves, which would impact our financial position and results of operations.

We are subject to credit risk as a result of our ownership of securitized mortgage loans. Credit risk is the risk of loss to us from the failure by a borrower (or the proceeds from the liquidation of the underlying collateral) to fully repay the principal balance and interest due on a mortgage loan. A borrower’s ability to repay the loan and the value of the underlying collateral could be negatively impacted by economic and market conditions. These conditions could be global, national, regional or local in nature.

We attempt to mitigate this risk by pledging loans to a securitization trust and issuing non-recourse securitization financing bonds (referred to as a “securitization”), and by obtaining certain insurance policies or other loss reimbursement agreements when available. Upon securitization of a pool of mortgage loans, the credit risk retained by us from an economic point of view is generally limited to the overcollateralization tranche of the securitization trust, inclusive of any subordinated bonds of the trust that we may own. The overcollateralization tranche is generally the excess value of the mortgage loans pledged over the securitization financing bonds issued. However, GAAP does not recognize the transfer of credit risk through the securitization process. Instead, GAAP requires that we provide reserves for estimated losses on the entire pool of loans regardless of the securitization process.

We provide reserves for losses on securitized mortgage loans based on the current performance of the respective pool or on an individual loan basis. If losses are experienced more rapidly due to declining property performance, market conditions or other factors, than we have provided for in our reserves, we may be required to provide additional reserves for these losses. In addition, our allowance for loan losses is based on estimates and to the extent that proceeds from the liquidation of the underlying collateral are less than our estimates, we will record a reduction in our profitability for that period equal to the shortfall.

Our efforts to manage credit risk may not be successful in limiting delinquencies and defaults in underlying loans or losses on our investments. If we experience higher than anticipated delinquencies and defaults, our earnings and our cash flow may be negatively impacted.

There are many aspects of credit performance for our investments that we cannot control. Third party servicers provide for the primary and special servicing of our single-family and commercial mortgage loans and non-Agency securities and CMBS. In that capacity these service providers control all aspects of loan collection, loss mitigation, default management and ultimate resolution of a defaulted loan. We have a risk management function which oversees the performance of these servicers and provides limited asset management services. Loan servicing companies may not cooperate with our risk management efforts, or such efforts may be ineffective. We have no contractual rights with respect to these servicers and our risk management operations may not be successful in limiting future delinquencies, defaults, and losses.

The securitizations in which we have invested may not receive funds that we believe are due from mortgage insurance companies and other counter-parties. Service providers to securitizations, such as trustees, bond insurance providers, guarantors and custodians, may not perform in a manner that promotes our interests or may default on their obligation to the securitization trust. The value of the properties collateralizing the loans may decline causing higher losses than anticipated on the liquidation of the property. The frequency of default and the loss severity on loans that do default may be greater than we anticipated. If loans become “real estate owned” (“REO”), servicing companies will have to manage these properties and may not be able to sell them. Changes in consumer behavior, bankruptcy laws, tax laws, and other laws may exacerbate loan losses. In some states and circumstances, the securitizations in which we invest have recourse, as the owner of the loan, against the borrower’s other assets and income in the event of loan default; however, in most cases, the value of the underlying property will be the sole source of funds for any recoveries.

We invest in commercial mortgage loans and CMBS collateralized by commercial mortgage loans which are secured by income producing properties. Such loans are typically made to single-asset entities and the repayment of the loan is dependent principally on the performance and value of the underlying property. The volatility of certain mortgaged property values may adversely affect our commercial mortgage loans and CMBS.

Our commercial mortgage loans and CMBS are secured by multifamily and commercial property and are subject to risks of delinquency, foreclosure, and loss that are greater than similar risks associated with loans secured by single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values and declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, and acts of God, terrorism, social unrest and civil disturbances.

Commercial and multifamily property values and net operating income derived from them are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants, retailers and shoppers of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property’s owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

Certain investments employ internal structural leverage as a result of the securitization process and are in the most subordinate position in the capital structure, which magnifies the potential impact of adverse events on our cash flows.

As discussed above, securitized mortgage loans have been pledged to securitization trusts which have issued securitization financing bonds collateralized by the loans pledged. By their design, securitization trusts employ a high degree of internal structural leverage (i.e., the securitization financing bonds issued), which results in concentrated credit, interest rate, prepayment, or other risks to our investment in the trust. Generally in a securitization, we will receive the excess of the interest income and principal received on the loans pledged over the interest expense and principal paid on the securitization financing bonds according to the terms of the respective indenture. Our cash flow received is generally subordinate to payments due on the securitization bonds. As a result, our net interest income and related cash flows will vary based on the performance of the assets pledged to the securitization trust. In particular, should assets significantly underperform as to defaults and credit losses, it is possible that net interest income and cash flows which may have otherwise been paid to us as a result of our ownership of the securitization trust may be retained within the trust and payments of principal amounts on our ownership position in the trust may be delayed or permanently reduced. To date, none of our existing trusts have reached or are near the levels of underperformance that would trigger delays or reductions in income or cash flows, but such levels could be reached in the future.

Guarantors may fail to perform on their obligations to our securitization trusts, which could result in additional losses to us.

In certain instances we have guaranty of payment on commercial and single family mortgage loans pledged to securitization trusts. These guarantors have reported substantial losses since 2007, eroding their respective capital base and potentially impacting their ability to make payments where required. Generally the guarantors will only make payment in the event of the default and liquidation of the collateral supporting the loan. If these guarantors fail to make payment, we may experience losses on the loans that we otherwise would not have experienced.

We may be subject to the risks associated with inadequate or untimely services from third-party service providers, which may harm our results of operations. We also rely on corporate trustees to act on behalf of us and other holders of securities in enforcing our rights.

Our loans and loans underlying non-Agency securities we own are serviced by third-party service providers. Should a servicer experience financial difficulties, it may not be able to perform these obligations. Servicers who have sought bankruptcy protection may, due to application of provisions of bankruptcy law, not be required to make advance payments to us of amounts due from loan obligors. Even if a servicer were able to advance amounts in respect of delinquent loans, its obligation to make the advances may be limited to the extent that is does not expect to recover the advances due to the deteriorating credit of the delinquent loans. In addition, as with any external service provider, we are subject to the risks associated with inadequate or untimely services for other reasons. Servicers may not advance funds to us that would ordinarily be due because of errors, miscalculations, or other reasons. Many borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures, which our servicers may fail to provide. In the current economic environment, many servicers are experiencing higher volumes of delinquent loans than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process this increased volume. A substantial increase in our delinquency rate resulting from improper servicing or loan performance in general may result in credit losses.

We also rely on corporate trustees to act on behalf of us and other holders of securities in enforcing our rights. Under the terms of most securities we hold we do not have the right to directly enforce remedies against the issuer of the security, but instead must rely on a trustee to act on behalf of us and other security holders. Should a trustee not be required to take action under the terms of the securities, or fail to take action, we could experience losses.

Credit ratings assigned to debt securities by the credit rating agencies may not accurately reflect the risks associated with those securities. Changes in credit ratings for securities we own or for similar securities might negatively impact the market value of these securities.

Rating agencies rate securities based upon their assessment of the safety of the receipt of principal and interest payments on the securities. Rating agencies do not consider the risks of fluctuations in fair value or other factors that may influence the value of securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in securities. Also, rating agencies may fail to make timely adjustments to credit ratings based on available data or changes in economic outlook or may otherwise fail to make changes in credit ratings in response to subsequent events, so that our investments may be better or worse than the ratings indicate. We attempt to reduce the impact of the risk that a credit rating may not accurately reflect the risks associated with a particular debt security by not relying solely on credit ratings as the indicator of the quality of an investment. We make our acquisition decisions after factoring in other information that we have obtained about the loans underlying the security and the credit subordination structure of the security. Despite these efforts, our assessment of the quality of an investment may also prove to be inaccurate and we may incur credit losses in excess of our initial expectations.

Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by real estate loans and securities. These changes may occur quickly and often. The market’s ability to understand and absorb these changes, and the impact to the securitization market in general, are difficult to predict. Such changes may have a negative impact on the value of securities that we own.

Fluctuations in interest rates may have various negative effects on us and could lead to reduced profitability and a lower book value.

Fluctuations in interest rates impact us in a number of ways. For example, as more fully explained below, in a period of rising rates, we may experience a decline in our profitability from borrowing rates increasing faster than our assets reset or from our investments adjusting less frequently or relative to a different index (e.g., one-year LIBOR) from our borrowings (which are typically based on one-month LIBOR). We may also experience a reduction in the market value of our Agency MBS and non-Agency MBS as a result of higher yield requirements for these types of securities by the market. In a period of declining interest rates, we may experience increasing prepayments resulting in reduced profitability and returns of our capital in lower yielding investments as discussed elsewhere.

Many of our investments are financed with borrowings which have shorter maturity or interest-reset terms than the associated investment. In addition, both our Agency and non-Agency CMBS are fixed-rate, and a significant portion of our Agency RMBS have a fixed-rate of interest for a certain period of time and then reset semi-annually or annually based on an index such as the six-month or one-year LIBOR or one-year CMT. These securities are financed with repurchase agreements which bear interest based predominantly on one-month LIBOR, and generally have initial maturities between 30 and 90 days. In a period of rising rates our borrowings will typically increase in rate faster than our assets may reset resulting in a reduction in our net interest income. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and period over which interest rates increase.

Additionally, increases in interest rates may negatively affect the market value of our securities. In some instances increases in short-term rates are rapid enough that short-term rates equal or exceed medium/long-term rates resulting in a flat or inverted yield curve. Any fixed-rate or hybrid ARM investments will generally be more negatively affected by these increases than securities whose interest-rate periodically adjusts. For those securities that we carry at estimated market value in our financial statements, we are required to reduce our shareholders’ equity, or book value, by the amount of any decrease in the market value of these securities. In addition, as mentioned elsewhere in these Risk Factors, reductions in market value of our securities could result in margin calls from our lenders and could result in our being forced to sell securities at a loss.

Interest rate caps on the adjustable-rate mortgage loans collateralizing our investments may adversely affect our profitability if interest rates increase.

The coupons earned on ARMs adjust over time as interest rates change. The level of adjustment on the interest rates on ARMs is limited by contract and is based on the limitations of the underlying adjustable-rate mortgage loans. Such loans typically have interim and lifetime interest rate caps which limit the amount by which the interest rates on such assets can adjust. Interim interest rate caps limit the amount interest rates can adjust during any given period. Lifetime interest rate caps limit the amount interest rates can increase from inception through maturity of a particular loan. The financial markets primarily determine the interest rates that we pay on the repurchase transactions used to finance the acquisition of our ARMs. These repurchase transactions are not subject to interim and lifetime interest rate caps. Accordingly, in a sustained period of rising interest rates or a period in which interest rates rise rapidly, we could experience a decrease in net income or a net loss because the interest rates paid by us on our borrowings could increase without limitation (as new repurchase transactions are entered into upon the maturity of existing repurchase transactions) while increases in the interest rates earned on the adjustable-rate mortgage loans collateralizing our ARMs could be limited due to interim or lifetime interest rate caps.

Our use of hedging strategies to mitigate our interest rate exposure may not be effective, may adversely affect our income, may expose us to counterparty risks, and may increase our contingent liabilities.

We may pursue various types of hedging strategies, including interest rate swap agreements, interest rate caps and other derivative transactions (collectively, “hedging instruments”). We expect hedging to assist us in mitigating and reducing our exposure to higher interest expenses, and to a lesser extent, losses in book value, from adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets in our investment portfolio and financing sources used. No hedging strategy, however, can completely insulate us from the interest rate risks to which we are exposed, and there is no assurance that the implementation of any hedging strategy will have the desired impact on our results of operations or financial condition. Certain of the U.S. federal income tax requirements that we must satisfy in order to qualify as a REIT may limit our ability to hedge against such risks. In addition, these hedging strategies may adversely affect us because hedging activities involve an expense that we will incur regardless of the effectiveness of the hedging activity.

Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which we seek protection;

•	the duration of the hedge may not match the duration of the related liability;

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the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries) to offset interest rate losses may be limited by U.S. federal income tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay;

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the value of derivatives used for hedging may be adjusted from time to time in accordance with GAAP to reflect changes in fair value and downward adjustments, or “mark-to-market losses,” would reduce our shareholders’ equity and book value; and

•	hedge accounting under GAAP is extremely complex and any ineffectiveness of our hedges under GAAP will impact our statement of operations.

We expect to primarily use interest rate swap agreements to hedge against anticipated future increases in interest rates on our repurchase agreements. Should an interest rate swap agreement counterparty be unable to make required payments pursuant to the agreement, the hedged liability would cease to be hedged for the remaining term of the interest rate swap agreement. In addition, we may be at risk for any collateral held by a hedging counterparty to an interest rate swap agreement, should the counterparty become insolvent or file for bankruptcy. Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our ability to pay dividends to our shareholders.

Hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of hedging instruments may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. In certain circumstances a liquid secondary market may not exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Hedging instruments could also require us to fund cash payments in certain circumstances (such as the early termination of a hedging instrument caused by an event of default or other voluntary or involuntary termination event or the decision by a hedging counterparty to request the posting of collateral it is contractually owed under the terms of the hedging instrument). With respect to the termination of an existing interest rate swap agreement, the amount due would generally be equal to the unrealized loss of the open interest rate swap agreement position with the hedging counterparty and could also include other fees and charges. These economic losses would be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time. Any losses we incur on our hedging instruments could adversely affect our earnings and reduce our ability to pay dividends to our shareholders.

We may change our investment strategy, operating policies, dividend policy and/or asset allocations without shareholder consent.

We may change our investment strategy, operating policies, dividend policy and/or asset allocation with respect to investments, acquisitions, leverage, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our shareholders. A change in our investment strategy may increase our exposure to interest rate and/or credit risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from our historical investments. These changes could adversely affect our financial condition, results of operations, the market price of our common stock or our ability to pay dividends to our shareholders.

During 2010 we declared $0.98 per common share in dividends to our common shareholders. Given our ability to offset most of our taxable income with our net operating loss (NOL) carryforward, we may not be required to distribute any of our taxable income to common shareholders in order to maintain our REIT status. Our Board of Directors reviews the status of our common dividend on a quarterly basis. We may change our dividend strategy in the future and elect to retain all or a greater portion of our earnings by using our NOL carryforward.

Competition may prevent us from acquiring new investments at favorable yields, and we may not be able to achieve our investment objectives which may potentially have a negative impact on our profitability.

Our net income will largely depend on our ability to acquire mortgage-related assets at favorable spreads over our borrowing costs. The availability of mortgage-related assets meeting our investment criteria depends upon, among other things, the level of activity in the real estate market and the quality of and demand for securities in the mortgage securitization and secondary markets. The size and level of activity in the residential real estate lending market depends on various factors, including interest rates, regional and national economic conditions and real estate values. In acquiring investments, we may compete with other purchasers of these types of investments, including but not limited to other mortgage REITs, broker-dealers, hedge funds, banks, savings and loans, insurance companies, mutual funds, and other entities that purchase assets similar to ours, many of which have greater financial resources than we do. As a result of all of these factors, we may not be able to acquire sufficient assets at acceptable spreads to our borrowing costs, which would adversely affect our profitability.

New assets we acquire may not generate yields as attractive as yields on our current assets, resulting in a decline in our earnings per share over time.

We believe the assets we acquire have the potential to generate attractive economic returns and GAAP yields, but acquiring new assets poses risks. Potential cash flow and mark-to-market returns from new asset acquisitions could be negative, including both new assets that are backed by newly-originated loans, as well as new acquisitions that are backed by more seasoned assets that may experience higher than expected levels of delinquency and default.

In order to maintain our portfolio size and our earnings, we must reinvest in new assets a portion of the cash flows we receive from principal, interest, calls, and sales. We receive monthly payments from many of our assets, consisting of principal and interest. In addition, occasionally some of our securities can be called by the issuer (which means it is effectively sold by us). Principal payments and calls reduce the size of our portfolio and generate cash for us. We may also sell assets from time to time as part of our portfolio management and capital recycling strategies.

If the assets we acquire in the future earn lower GAAP yields than the assets we currently own, our reported earnings per share will likely decline over time as the older assets pay down, are called, or are sold.

We are dependent on information systems and systems’ failures could significantly disrupt our business.

Our business is highly dependent on our communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operation and performance.

Loss of key management could result in material adverse effects on our business.

We are dependent to a significant extent on the continued services of our executive management team. Our executive officers consist of Thomas Akin, our Chairman and Chief Executive Officer, Byron Boston, our Chief Investment Officer, and Stephen Benedetti, our Chief Operating Officer and Chief Financial Officer. The loss of one or more of Messrs. Akin, Boston or Benedetti could have an adverse effect on our business, financial condition, liquidity, and results of operations regardless of the existence of any current or future key man insurance policies.

Our Chairman and Chief Executive Officer devotes a portion of his time to another company in a capacity that could create conflicts of interest that may harm our investment opportunities; this lack of a full-time commitment could also harm our operating results.

Our Chairman and Chief Executive Officer, Thomas Akin, is the managing general partner of Talkot Capital, LLC, where he devotes a portion of his time. Talkot Capital invests in both private and public companies, including investments in common and preferred stocks of other public mortgage REITs. Mr. Akin’s activities with respect to Talkot Capital results in his spending only a portion of his time and effort on managing our activities, as he is under no contractual obligation which mandates that he devote a minimum amount of time to our company. Since he is not fully focused on us at all times, this may harm our overall management and operating results. In addition, though the investment strategy and activities of Talkot Capital are not directly related to us, Mr. Akin’s activities with respect to Talkot Capital may create conflicts. Our corporate governance policies include formal notification policies with respect to potential issues of conflict of interest for competing business opportunities. Compliance by Mr. Akin, and all employees, is closely monitored by our Chief Financial Officer and Board of Directors. Nonetheless, Mr. Akin’s activities with respect to Talkot Capital could create conflicts of interest.

Risks Related to Regulatory and Legal Requirements

Risks Specific to Our REIT Status

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the Code), and a technical or inadvertent violation could jeopardize our REIT qualification. Maintaining our REIT status may reduce our flexibility to manage our operations.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Our operations and use of leverage also subjects us to interpretations of the Code, and technical or inadvertent violations of the Code could cause us to lose our REIT status or to pay significant penalties and interest. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Maintaining our REIT status may limit flexibility in managing our operations. For instance:

•

If we make frequent asset sales from our REIT entities to persons deemed customers, we could be viewed as a “dealer,” and thus subject to 100% prohibited transaction taxes or other entity level taxes on income from such transactions.

•	Compliance with the REIT income and asset requirements may limit the type or extent of hedging that we can undertake.

•

Our ability to own non-real estate related assets and earn non-real estate related income is limited. Our ability to own equity interests in other entities is limited. If we fail to comply with these limits, we may be forced to liquidate attractive assets on short notice on unfavorable terms in order to maintain our REIT status.

•	Our ability to invest in taxable subsidiaries is limited under the REIT rules. Maintaining compliance with this limitation could require us to constrain the growth of future taxable REIT affiliates.

•

Notwithstanding our NOL carryforward, meeting minimum REIT dividend distribution requirements could reduce our liquidity. Earning non-cash REIT taxable income could necessitate our selling assets, incurring debt, or raising new equity in order to fund dividend distributions.

•	Stock ownership tests may limit our ability to raise significant amounts of equity capital from one source.

If we do not qualify as a REIT or fail to remain qualified as a REIT, we may be subject to tax as a regular corporation and could face a tax liability, which would reduce the amount of cash available for distribution to our shareholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, after consideration of our NOL carryforward but not considering any dividends paid to our shareholders during the respective tax year. If we could not otherwise offset this taxable income with our NOL carryforward, the resulting corporate tax liability could be material to our results and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

We have a tax NOL carryforward that we have used to partially offset our REIT distribution requirements. If we incur an ownership shift pursuant to Section 382 of the Code our use of the tax NOL carryforward would be limited in the future. Further, if we had previously inadvertently incurred an ownership shift pursuant to Section 382 and continued to utilize the NOL on an unlimited basis, we may have failed to meet the distribution requirements of a REIT and therefore we could lose our REIT status.

Our tax NOL carryforward allows us to offset the distribution requirements of a REIT and retain some or all of our tax earnings. Section 382 of the Code limits the amount of NOL that could be used to offset this distribution requirement, after an “ownership shift” occurs. A Section 382 ownership shift generally occurs if one or more shareholders who own at least 5% of our stock, or certain groups of shareholders, increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. While we believe we have complied with Section 382, if we inadvertently incurred an ownership shift under 382, the use of the NOL could have been limited and we may have utilized more of the NOL than we otherwise may have been allowed. In such an instance we may be required to pay taxes, penalties and interest on the excess amount of NOL used, or we may be required to declare a deficiency dividend to our shareholders for the excess amount. In addition as a result of our failure to comply with the REIT distribution requirements, we may fail to qualify as a REIT.

Even if we have complied with Section 382 in the past, we may incur an ownership shift under Section 382 in the future, in which case the use of our NOL could be limited. Future issuances or sales of our common stock (including transactions involving our common stock that are out of our control) could result in an ownership shift under Section 382. If an ownership shift occurs, Section 382 would impose an annual limit on the amount of pre-ownership shift NOLs and other losses we could use to reduce our taxable income.

Because NOLs generally may be carried forward for up to 20 years, if the annual limitation were to be triggered, it may effectively limit the cumulative amount of pre-ownership shift losses, including certain recognized built-in losses that we may utilize. This would result in higher taxable income and greater distribution requirements in order to maintain REIT qualification than if such limitation were not in effect.

The failure of investments subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

Repurchase agreement financing arrangements are structured as a sale and repurchase whereby we sell certain of our investments to a counterparty and simultaneously enter into an agreement to repurchase these securities at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the investments sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such sale and repurchase agreement, notwithstanding that such agreements may legally transfer record ownership of the securities to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow and our profitability.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure or considered prohibited transactions under the Code, and state or local income taxes. Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from prohibited transactions (i.e., dealer property or inventory), we may hold some of our assets through a taxable REIT subsidiary (“TRS”) or other subsidiary corporations that will be subject to corporate-level income tax at regular rates to the extent that such TRS does not have an NOL carryforward. Any of these taxes would decrease cash available for distribution to our shareholders.

If we fail to maintain our REIT status, our ability to utilize repurchase agreements as a source of financing and to enter into interest rate swap agreements may be impacted.

Most of our repurchase agreements and the agreements governing our interest rate swaps require that we maintain our REIT status as a condition to engaging in a transaction with us. Even though repurchase agreements are not committed facilities with our lenders, if we failed to maintain our REIT status our ability to enter into new repurchase agreement transactions or renew existing, maturing repurchase agreements will likely be limited. Most of our repurchase agreements and swap agreements have cross-default provisions which provide for lenders to terminate these agreements if we default under any of our repurchase agreements or swap agreements. As such, we may be required to sell investments, potentially under adverse circumstances, that were previously financed with repurchase agreements and we may be forced to terminate our interest rate swap agreements.

Certain of our securitization trusts, which qualify as “taxable mortgage pools,” require us to maintain equity interests in the securitization trusts. If we do not, our profitability and cash flow may be reduced.

Certain of our commercial mortgage and single-family mortgage securitization trusts are considered taxable mortgage pools for federal income tax purposes. These securitization trusts are exempt from taxes so long as we, or another REIT, own 100% of the equity interests in the trusts. If we fail to maintain sufficient equity interest in these securitization trusts or if we fail to maintain our REIT status, then the trusts may be considered separate taxable entities. If the trusts are considered separate taxable entities, they will be required to compute taxable income and pay tax on such income. Our profitability and cash flow will be impacted by the amount of taxes paid. Moreover, we may be precluded from selling equity interests, including debt securities issued in connection with these trusts that might be considered to be equity interests for tax purposes, to certain outside investors.

Risks Related to Accounting and Reporting Requirements

Our reported income depends on GAAP and conventions in applying GAAP which are subject to change in the future and which may not have a favorable impact on our reported income.

Accounting rules for our assets and for the various aspects of our current and future business change from time to time. Changes in GAAP, or the accepted interpretation of these accounting principles, can affect our reported income and shareholders’ equity.

Estimates are inherent in the process of applying GAAP, and management may not always be able to make estimates which accurately reflect actual results, which may lead to adverse changes in our reported GAAP results.

Interest income on our assets and interest expense on our liabilities may be partially based on estimates of future events. These estimates can change in a manner that negatively impacts our results or can demonstrate, in retrospect, that revenue recognition in prior periods was too high or too low. For example, we use the effective yield method of accounting for many of our investments which involves calculating projected cash flows for each of our assets. Calculating projected cash flows involves making assumptions about the amount and timing of credit losses, loan prepayment rates, and other factors. The yield we recognize for GAAP purposes generally equals the discount rate that produces a net present value for actual and projected cash flows that equals our GAAP basis in that asset. We update the yield recognized on these assets based on actual performance and as we change our estimates of future cash flows. The assumptions that underlie our projected cash flows and effective yield analysis may prove to be overly optimistic, or conversely, overly conservative. In these cases, our GAAP yield on the asset or cost of the liability may change, leading to changes in our reported GAAP results.

Other Regulatory Risks

In the event of bankruptcy either by ourselves or one or more of our third party lenders, assets pledged as collateral under repurchase agreements may not be recoverable by us. We may incur losses equal to the excess of the collateral pledged over the amount of the associated repurchase agreement borrowing.

Borrowings made under repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code. In the event that a lender under our repurchase agreements files for bankruptcy, it may be difficult for us to recover our assets pledged as collateral to such lender. In addition, if we ever file for bankruptcy, lenders under our repurchase agreements may be able to avoid the automatic stay provisions of the U.S. Bankruptcy Code and take possession of and liquidate our collateral under our repurchase agreements without delay. In the event of a bankruptcy, we may incur losses equal to the excess of our collateral pledged over the amount of repurchase agreement borrowing due to the lender.

If we fail to properly conduct our operations we could become subject to regulation under the Investment Company Act of 1940. Conducting our business in a manner so that we are exempt from registration under and compliance with the Investment Company Act of 1940 may reduce our flexibility and could limit our ability to pursue certain opportunities.

We seek to conduct our operations so as to avoid falling under the definition of an investment company pursuant to the Investment Company Act of 1940 (the “1940 Act”). Specifically, we currently seek to conduct our operations under one of the exemptions afforded under the 1940 Act. We primarily expect to use the exemption provided under Section 3(c)(5)(C) of the 1940 Act, a provision available to companies primarily engaged in the business of purchasing and otherwise acquiring mortgages and other liens on and interests in real estate. According to SEC no-action letters, companies relying on this exemption must ensure that at least 55% of their assets are mortgage loans and other qualifying assets, and at least 80% of their assets are real estate-related. The 1940 Act requires that we and each of our subsidiaries evaluate our qualification for exemption under the Act. Our subsidiaries will rely either on Section 3(c)(5)(C) or other sections that provide exemptions from registering under the 1940 Act, including Sections 3(a)(1)(C) and 3(c)(7).

Under the 1940 Act, an investment company is required to register with the SEC and is subject to extensive restrictive and potentially adverse regulations relating to, among other things, operating methods, management, capital structure, dividends, and transactions with affiliates. If we were determined to be an investment company, our ability to use leverage and conduct business as we do today would be impaired.

Risks Related to Owning Our Stock

The stock ownership limit imposed by the Code for REITs and our Articles of Incorporation may restrict our business combination opportunities. The stock ownership limitation may also result in reduced liquidity in our stock and may result in losses to an acquiring shareholder.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our Articles of Incorporation, with certain exceptions, authorize our Board of Directors to take the actions that are necessary and desirable to qualify as a REIT. Pursuant to our Articles of Incorporation, no person may beneficially or constructively own more than 9.8% of our common stock. Our Board of Directors may grant an exemption from this 9.8% stock ownership limitation, in its sole discretion, subject to such conditions, representations and undertakings as it may determine are reasonably necessary. Our Board of Directors has waived this ownership limitation with respect to Talkot Capital, LLC, of which Thomas Akin, our Chairman and Chief Executive Officer, is managing general partner. Per the terms of the waiver, Talkot Capital may own up to 15% of our outstanding common stock on a fully diluted basis, provided, however, that no single beneficial owner has a greater than two-thirds ownership stake in Talkot Capital.

The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our Articles of Incorporation apply to the ownership at any time by any “person,” which includes entities, and are intended to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our shareholders.

Whether we would waive the ownership limitation for any other shareholder will be determined by our Board of Directors on a case by case basis. Our Articles of Incorporation’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to the ownership limit. The Board of Directors has the right to refuse to transfer any shares of our common stock in a transaction that would result in ownership in excess of the ownership limit. In addition, we have the right to redeem shares of our common stock held in excess of the ownership limit.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic shareholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Recognition of excess inclusion income by us could have adverse consequences to us or our shareholders.

Certain of our securities have historically generated excess inclusion income and may continue to do so in the future. Certain categories of shareholders, such as foreign shareholders eligible for treaty or other benefits, shareholders with NOLs, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to excess inclusion income. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax.